UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2020

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry Into Material Definitive Agreement.

On October 19, 2020, Baudax Bio, Inc. (the “Company”) entered into Warrant Exchange Agreements (each, an “Exchange Agreement”) with certain holders (each, a “Holder”) of the Company’s outstanding Series A Warrants (the “Series A Warrants”) to purchase common stock of the Company, par value $0.01 per share (“Common Stock”) and Series B Warrants to purchase Common Stock (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”). Pursuant to the Exchange Agreements, the Holders, at their election, agreed to a cashless exchange of either all of their Series A Warrants or Series B Warrants, in each case for 0.2 shares of Common Stock per Warrant (rounded up to the nearest whole share) (the “Exchange”). No Holder will exchange both series of Warrants in the Exchange. The closings of the exchanges contemplated by the Exchange Agreements are expected to occur on October 21, 2020.

As a result of the Exchange, pursuant to certain price adjustment provisions in the Warrants, the exercise price of each of the Series A Warrants or Series B Warrants (including Warrants held by Holders not participating in the Exchange) that were not exchanged shall be adjusted to par value, or $0.01, for each share of Common Stock underlying such Warrant. Pursuant to the Exchange Agreements, any outstanding Warrant held by a Holder participating in the Exchange (i) shall be amended to remove certain anti-dilution and variable pricing protections and (ii) in the case of Series A Warrants not exchanged by a participating Holder, shall be amended to adjust the expiration date of such Series A Warrants to April 26, 2021 (which is the expiration date of the Series B Warrants).

The Company expects to issue 1,186,774 shares of Common Stock to the participating Holders as a result of the Exchange. Series A Warrants and Series B Warrants to purchase 8,646,154 shares of Common Stock will be outstanding immediately after the Exchange.

A form of Exchange Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company offered the Common Stock in exchange for such Series A Warrants and Series B Warrants in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On October 20, 2020, the Company issued a press release regarding the Exchange, as well as certain commercial updates. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

10.1	Form of Warrant Exchange Agreement

99.1	Press Release of Baudax Bio, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: October 20, 2020